UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2025

KHEOBA CORP.
(Exact name of Registrant as specified in its charter)

Nevada	333-263020	98-1636812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

KHEOBA CORP.

2A Los Realejos 38410,

Tenerife, Spain

0000

(Address of principal executive offices)

+60 1116761431

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.01 Changes in Control of Registrant

On January 10, 2025, Mr. TIEN SENG TONG (the “Investor”) entered into stock purchase agreements for the acquisition of an aggregate of 6,000,000 shares of Common Stock of the Company and acquired a controlling 74% equity stake in KHEOBA CORP. (the “Company”) through a privately negotiated transaction.

The Investor purchased 6,000,000 shares of the Company’s common stock at a price of USD 0.091 per share. This transaction was financed through the Investor’s own capital. The Purchase Agreement was fully executed and delivered. Consequently, the Investor is now able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required, and, ultimately, the direction of our Company.

The Investor has outlined the following strategic plans for the Company:

•	Explore opportunities for international expansion and strategic partnerships

•	Invest in internet related business development and explore the Asia Pacific market

Additionally, on January 14, 2025, Gaga Gvenetadze resigned from all executive officer positions at the Company, including President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, and Secretary, with immediate effect. On the same date, Irakli Tatarishvili and Giorgi Sambadze also submitted their resignations as directors of the Company, effective immediately.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As of January 14, 2025, Gaga Gvenetadze, the President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, Secretary of the Company, submitted his resignation from all executive officer positions effective immediately. Mr. Gvenetadze's decision to resign is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies, or practices. The Board of the Company appointed Mr. Ka Miew Hon (age 47) as the President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer and Secretary, effective on January 14, 2025.

On January 14, 2025, Irakli Tatarishvili and Giorgi Sambadze submitted their resignation from their director positions with the Company effective immediately. The Company did not appoint any independent director.

Background

Mr. Ka Miew Hon is an accomplished leader with over 20 years of experience in the information technology sector, specializing in enterprise software, cloud computing, and emerging technologies. He earned his Bachelor’s Degree in Computer Science from Universiti Teknologi Malaysia in 2000. Previously, he served as Development Director at Buzz Interactive (2019-2024), where he enhanced workflow efficiency and client support services. At Snappymob (2014-2019), he modernized legacy systems and improved user interfaces. His earlier role at XOX Malaysia involved integrating ERP and CRM platforms. Mr. Hon is committed to driving innovation and fostering collaborative engineering teams in the tech industry.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KHEOBA CORP.

Date: January 14, 2025	By:	/s/ Ka Miew Hon
	Name:	Ka Miew Hon
	Title:	President

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